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EXHIBIT 99.1
                                LETTER OF INTENT



SEPTEMBER 20, 2001


Voyager World Markets Ltd.
3076 Sir Francis Drakes Highway
Road Town, Tortola, British Virgin Islands

Attention:


Dear Sirs,

         When countersigned by each of the parties, the following will constitute our letter of intent, outlining the general terms with respect to a strategic alliance/joint venture between Collaborative Financial Network Group, Inc., ("CFN") and Voyager Group of companies, ("Voyager").

1.       STRATEGIC ALLIANCE/JOINT VENTURE
         --------------------------------

         It is intended that CFN enter into a Joint Venture with Voyager where Voyager will deploy the CFN's licensed IMIWEB trading system through its operations, in particular with Voyager World Markets Ltd., and allow Voyager clients online access to world markets via IMIWEB. Additionally Voyager intends to further white label the IMIWEB platform to other financial institutions through out the Caribbean.

2.       DEFINITIVE AGREEMENT
         --------------------

         The parties will diligently and in good faith negotiate a definitive agreement (the "Definitive Agreement") incorporating the principal terms of the contemplated transaction as set forth herein and, in addition, such other terms and provisions of a more detailed nature as the parties may agree upon. In the Definitive Agreement terms will be outlined as to a Voyager user fee, and a sub license fee applicable to Voyager's offer of white label to other offshore financial institutions.


3.       USE AND CONFIDENTIALITY
         -----------------------

         All of the information, records, books and data to which each party and/or their respective representatives are given access as set forth above will be used by such party solely for the purpose of analyzing the other party hereto and will be treated on a confidential basis. The terms, conditions and existence of this Letter and all further discussions between the parties will also be treated on a confidential basis, subject to appropriate disclosure to regulatory authorities and as otherwise required by the rules of any regulatory authorities.

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4.       COST AND EXPENSES
         -----------------

         Except as otherwise specifically set forth herein. Each party will bear its own expenses of all attorneys, brokers, investment bankers, agents, and finders employed by such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the contemplated transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party.

5.       CURRENCY
         --------

         All dollar amounts referred to herein are expressed in U.S. dollars.

6.       CHOICE OF LAW
         -------------

             This letter of intent shall be construed in accordance with laws of the State of California and the parties attorn to the exclusive jurisdiction of the courts of California in respect of all disputes arising hereunder.

7.       EXECUTION IN COUNTERPART
         ------------------------

         The parties may execute this Letter of Intent in two or more counterparts, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

8.       LETTER OF INTENT
         ----------------

         Subject to the ability of the parties to terminate this Letter of Intent this letter in intended to be nonbinding letter of intent regarding the contemplated transactions. The parties agree to negotiate a Definitive Agreement generally consistent with the terms of this Letter of Intent on or before December 31, 2001. Upon such event, the parties' respective legal rights and obligations will then be only those set forth in the Definitive Agreement.


If the foregoing accurately sets forth your understanding in this regard, please date, sign and return the enclosed copy of the Letter of Intent to the undersigned.

Yours very truly,


COLLABORATIVE FINANCIAL NETWORK GROUP, INC.



PER: /S/ "JEFF MICHEL"
    -----------------------------------

NAME: JEFF MICHEL
     ----------------------------------
TITLE: PRESIDENT
      ---------------------------------




Acknowledged and Accepted this
26th  day of  September, 2001


VOYAGER WORLD MARKETS LTD.



Per: /s/ Paul D Lemmon
     ----------------------------------

NAME: PAUL LEMMON
     ----------------------------------
TITLE: MANAGING DIRECTOR
     ----------------------------------